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                        Exhibit to Form 8 - K


                     S - K Reference Number (99)

Press release announcing New Markets Tax Credit program award, dated March 18, 2003

































FOR IMMEDIATE RELEASE

Contacts:

James H. Weber
Senior Vice President,
Marketing and Investor Relations Officer
Tel: (440) 989-3005

Mitchell J. Fallis, CPA
Vice President and
Chief Accounting Officer
Tel: (440) 244-7145

Gregory D. Friedman, CPA
Executive Vice President,
Corporate Secretary and
Chief Financial Officer
Tel: (440) 244-7143


    LNB BANCORP, INC., SUBSIDIARY RECIPIENT OF FIRST AWARDS MADE UNDER
                       NEW MARKETS TAX CREDIT PROGRAM

    Program Aimed at Stimulating Economic Opportunity and Job Creation
                        In Low-Income Communities

LORAIN, OHIO-March 18, 2003-LNB Bancorp, Inc. (Nasdaq: LNBB), announced that North Coast Community Development Corporation (NCCDC), a wholly owned subsidiary, has been awarded $9 million in tax credit allocations to be earned over the next seven years under the New Markets Tax Credit (NMTC) program. United States Treasury Secretary John Snow, accompanied by United States Senator George Voinovich and Ohio Governor Bob Taft, presented the award at ceremonies held Friday in Columbus, Ohio.

Nationally, approximately 340 organizations applied for the tax credit allocations. LNB Bancorp, Inc., was one of 66 organizations nationally and one of nine in the state of Ohio selected to receive the inaugural tax credit allocations.

The investment vehicle for obtaining the NMTCs is the community development entity (CDE). North Coast Community Development Corporation, which was formed by Lorain National Bank and approved as a CDE in 2002, plans to provide qualified community businesses with debt financing including commercial
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mortgage, construction, commercial equipment and working capital loans aimed at stimulating growth and job creation in low- and moderate-income census tracts in Lorain County, Ohio.

The New Markets Tax Credit program is central to the Community Renewal Tax Relief Act, enacted in 2000 to promote private investment in designated low-income communities. CDEs must apply to the Community Development Financial Institution Fund (CDFI) for an award of the tax credits and, in turn, seek investors to make qualifying investments in the CDE.

LNB Bancorp, Inc.'s primary subsidiary, The Lorain National Bank, has agreed to invest up to $25 million in NCCDC. In return, Lorain National Bank will be in a position to earn tax credits commensurate with those allocated to NCCDC by the CDFI Fund.

Gary C. Smith, LNB Bancorp's president and chief executive officer, commented, "This exciting award is a true win-win for both LNB Bancorp, Inc., and the Lorain County community, and aligns perfectly with our community banking strategy. Our mission has always included making meaningful investments to stimulate growth and jobs in our core-market area; however, this award affords us the opportunity to offer interest rates that are below prevailing market rates, as well as more flexible terms and/or reduced fees-thereby enhancing demand for these loans. Not only are we now able to provide qualifying customers with lower borrowing costs, but our shareholders stand to benefit from the tax credits that are ultimately passed through to LNB Bancorp, Inc."

LNB Bancorp, Inc., is a $715-million financial holding company with three wholly owned subsidiaries: The Lorain National Bank, North Coast Community Development Corporation and Charleston Insurance Agency, Inc., and a 49-percent-owned subsidiary, Charleston Title Agency, LLC. LNB Bancorp's primary subsidiary, The Lorain National Bank, provides a full spectrum of financial services, including full-service community banking, specializing in commercial, mortgage and personal banking services, and investment and trust services. Lorain National Bank also offers long-term, fixed-rate mortgages via the secondary mortgage market. Securities brokerage services, mutual fund and variable-annuity sales are also offered at Lorain National Bank through Raymond James Financial Services, Inc. (member NASD/SIPC), a registered broker/dealer. Charleston Insurance Agency, Inc., offers life, accident, health and long-term-care insurance and fixed-annuity products. Charleston Title Agency, LLC, offers traditional title services.

Lorain National Bank serves customers through 21 retail-banking centers and 27 ATMs in Ohio's Lorain, eastern Erie, and western Cuyahoga counties. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission,
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including Forms 10-K, 10-Q and 8-K, please visit http://www.4lnb.com.

This press release contains forward-looking statements based on current expectations that are covered under the "safe-harbor" provision of the Securities Litigation Reform Act of 1995. Certain forward-looking statements, which involve inherent risks and uncertainties, are described in LNB Bancorp's filings with the Securities and Exchange Commission. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc., conducts its operations.